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                                                                    EXHIBIT 2(3)

                              AMENDMENT NO. 2 TO

                         AGREEMENT AND PLAN OF MERGER


     This AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of October 29, 1999 (this "Amendment"), is made by and among VIRTUAL COMMUNITIES, INC., a Delaware corporation (the "Company"), HEURISTIC DEVELOPMENT GROUP, INC., a Delaware corporation ("HDG"), and HDG ACQUISITION SUB, INC., a Delaware corporation and wholly owned subsidiary of HDG ("HDG Sub") with reference to the following facts and circumstances:

     WHEREAS, the parties have entered into that certain Agreement and Plan of Merger, dated as of June 2, 1999 (the "Merger Agreement"), as amended as of September 8, 1999;

     WHEREAS, in connection with the Closing of the Merger (as those terms are defined in the Merger Agreement), the Company, HDG and HDG Sub desire to amend certain provisions of the Merger Agreement to read as set forth herein.

     NOW, THEREFORE, the parties hereby amend and restate the following Sections of the Merger Agreement to read as set forth below:

     1.  Section 8.1(c) is amended and restated as follows:
         -------------------------------------------------

(c) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

     2. By this Amendment, the parties hereby agree and ratify that, as amended herein, the Merger Agreement remains in full force and effect, enforceable by and between the parties in accordance with its terms.

     3. Each of the parties hereby affirms, represents and warrants to each other party that it is in full compliance with its covenants, agreements and obligations under the Merger Agreement, as amended hereby.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              HEURISTIC DEVELOPMENT GROUP, INC.

                              By:    /s/ Gregory L. Zink
                                   ---------------------
                                   Name: Gregory L. Zink
                                   Title: President

                              HDG ACQUISITION SUB, INC.

                              By:    /s/ Gregory L. Zink
                                   ---------------------
                                   Name: Gregory L. Zink
                                   Title: President

                              VIRTUAL COMMUNITIES, INC.

                              By:    /s/ Avi Moskowitz
                                   -------------------
                                   Name: Avi Moskowitz
                                   Title: President

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